UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018 (April 16, 2018)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 11D2E

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 16, 2018, Datasea Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Nevada to effect a 1-for-3 reverse stock split (the “Reverse Stock Split”) of all outstanding common stock of the Company (the “Common Stock”). The Reverse Stock Split will be implemented upon the receipt by the Company of written notice from the Financial Industry Regulatory Authority (“FINRA”) that the Company’s request to process documentation with respect to the Reverse Stock Split pursuant to FINRA Rule 6490 has occurred. The Reverse Stock Split and the filing of the Certificate of Amendment were made pursuant to the authorization provided by the majority stockholders and the board of directors of the Company by a joint written consent on April 11, 2018.

Upon implementation of the Reverse Stock Split, all of the issued and outstanding shares of Common Stock shall automatically be combined and reclassified such that every three shares of Common Stock shall be combined into one share of Common Stock, and the price of the Company’s publicly-traded Common Stock will be increased in the same proportion. The Reverse Stock Split is being implemented in connection with the Company’s efforts to list its Common Stock on The Nasdaq Capital Market. No assurances can be given that such listing will occur.

The Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Datasea Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2018	DATASEA INC.

By: Zhixin Liu
Name: Zhixin Liu
Title: Chief Executive Officer and Interim Chief Financial Officer